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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Susquehanna Media Co. and Subsidiaries of our report dated February 8, 1999, except for Notes 8 and 13 for which the date is March 24, 1999, Note 14 for which the date is April 22, 1999 and Note 15 for which the date is September 9, 1999 relating to the consolidated financial statements of Susquehanna Media Co. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                    /s/ PricewaterhouseCoopers LLP



September 23, 1999